============================================================================

                         SCHEDULE 14A
                        (Rule 14a-6(m))

            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
          Exchange Act of 1934 (Amendment No.        )

Filed by the Registrant   [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement      [ ] Confidential, for use of the
                                          Commission  Only (as permitted
                                          by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     R&B Falcon Corporation
        (Name of Registrant as Specified in Its Charter)

                              N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [x]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1) Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

============================================================================

                           [R&B Falcon Logo]

                          R&B FALCON CORPORATION

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held May 19, 1999


TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of R&B Falcon Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, May 19, 1999, at 9:00 a.m., Houston, Texas time, at the Luxury Collection Hotel - Houston, 1919 Briar Oaks Lane, Houston, Texas, for the following purposes:

     1.  To elect three directors.

     2. To approve the adoption of the Company's 1999 Employee Long-Term Incentive Plan.

     3. To approve the adoption of the Company's 1999 Director Long-Term Incentive Plan.

     4. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its 1999 fiscal year.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on March 24, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, please sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even though such stockholder has returned a proxy.

                                        Wayne K. Hillin
                                        Secretary

By order of the Board of Directors
Houston, Texas
April 13, 1999


IMPORTANT: Whether or not you plan to attend the meeting, you are requested to complete and promptly return the enclosed proxy in the envelope provided.

============================================================================

                            R&B FALCON CORPORATION

                               901 Threadneedle
                             Houston, Texas 77079
                              ________________

                               PROXY STATEMENT
                           ______________________

                      Annual Meeting of Stockholders

                               May 19, 1999

        The enclosed Proxy is solicited on behalf of the Board of Directors of R&B Falcon Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 19, 1999, at 9:00 a.m. Houston, Texas time, or at any adjournment thereof. The Annual Meeting will be held at the Luxury Collection Hotel - Houston, 1919 Briar Oaks Lane, Houston, Texas. It is anticipated that this Proxy Statement and the enclosed proxy card will be mailed beginning on or about April 14, 1999 to all stockholders of record on March 24, 1999.

        At the Annual Meeting, stockholders will be asked to elect three Class II directors for terms expiring in 2002 and to consider and vote upon the following proposals (the "Proposals"):

(1) a proposal (the "Employee Plan Proposal") to approve the Company's 1999 Employee Long-Term Incentive Plan (the "Employee Plan");

(2) a proposal (the "Director Plan Proposal") to approve the Company's 1999 Director Long-Term Incentive Plan (the "Director Plan");

(3) a proposal (the "Accountant Proposal") to ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for its 1999 fiscal year.

                           ____________________

        The Board of Directors of the Company believes that election of its director nominees and approval of each of the Proposals is advisable and in the best interests of the Company and its stockholders and recommends to the stockholders of the Company the approval of such nominees and each of the Proposals.

                           ____________________

            The date of this Proxy Statement is April 13, 1999.

============================================================================

                                THE COMPANY

        The Company is a Delaware corporation that was organized in July 1997 for the purpose of effecting the business combination (the "Merger") of Falcon Drilling Company, Inc. (now named R&B Falcon Holdings, Inc., herein "Falcon") and Reading & Bates Corporation (now named R&B Falcon
Drilling (International & Deepwater), Inc., herein "R&B"). The Merger became effective on December 31, 1997, with the result that Falcon and R&B became wholly-owned subsidiaries of the Company, and the former stockholders of Falcon and R&B became stockholders of the Company.

              INFORMATION CONCERNING SOLICITATION AND VOTING

        At the Annual Meeting, the holders of shares of common stock, par value $.01 per share, of the Company (the "Common Stock") will be asked to
(i) vote upon the election of three persons to serve as Class II Directors on the Board of Directors of the Company, (ii) approve the Employee Plan Proposal, (iii) approve the Director Plan Proposal, (iv) approve the Accountant Proposal, and (v) take action upon such other matters as may properly come before the Annual Meeting.

        All shares of Common Stock represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting, and not revoked, will be voted (or withheld) at the Annual Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the Board of Directors' nominees for directors, FOR the Employee Plan Proposal, FOR the Director Plan Proposal, and FOR the Accountant Proposal. If any other matters are properly presented at the Annual Meeting for action, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment as to the best interests of the Company. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by any of the following actions: (i) filing with the Secretary of the Company, at or before the Annual Meeting, but in any event prior to the vote on the matter as to which revocation is sought, a written notice of revocation bearing a later date than the proxy; (ii) duly executing and submitting a subsequent proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive office at 901 Threadneedle, Houston, Texas 77079.

        The close of business on March 24, 1999 is the date fixed for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On March 24, 1999, the Company had 193,384,776 outstanding shares of Common Stock, constituting the only class of stock outstanding.

        The holders of a majority of the outstanding shares of Common Stock as of March 24, 1999, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the meeting, at the Company's principal executive office at 901 Threadneedle, Houston, Texas 77079, during ordinary business hours during the ten days preceding the meeting, and at the time and place of the meeting.

        Each share of Common Stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon.

       With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Cumulative voting is not permitted. Directors shall be elected by a plurality of the votes cast. "Plurality" means that the three individuals who receive the largest number of the votes shall be elected as directors. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes.

        The approval of each of the Employee Plan Proposal, the Director Plan Proposal, and the Accountant Proposal requires the affirmative vote of a majority of shares represented at the Annual Meeting and entitled to vote. Any shares represented at the Annual Meeting but which abstain from voting with respect to any such proposal will have the same effect as a vote against such proposal. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner and as to which such broker or nominee does not have discretionary voting authority under applicable New York Stock Exchange rules ("broker non-votes"), will be considered as shares not entitled to vote, and will therefore not be considered in the tabulation of the votes.

        The Company will appoint one or more inspectors to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

        The Company's Annual Report to Shareholders for the 1998 fiscal year, which includes financial statements, is being mailed with this Proxy Statement.

        The expense of soliciting proxies will be borne by the Company. Proxies may be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. The Company has employed Georgeson & Co., New York, New York, to assist in the solicitation of proxies for a fee of $12,500, plus reasonable expenses. In connection with its engagement of such firm, the Company has also agreed to indemnify Georgeson & Co. against certain liabilities arising from its engagement by the Company. Solicitation is being made by the use of the mails, but may also be made by telephone, electronic transmission and personal interviews. The Company will be assisted in distributing, gathering and tabulating proxies by its stock transfer agent, American Stock Transfer and Trust Company. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to beneficial holders of the Common Stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

                           ELECTION OF DIRECTORS

Composition of the Board and Nominees

  Three Class II directors are to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's three nominees named below, all of whom are presently directors of the Company. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue until the Company's annual meeting of stockholders in the year 2002, or until a successor has been elected and qualified.

   The Company's Certificate of Incorporation and Bylaws provide that the Board is divided into three classes of directors, with the number of directors in each class to be as nearly equal as possible. The directors are elected for staggered three-year terms. The Class I Directors, whose terms expire in 2001, are Douglas A.P. Hamilton, Michael E. Porter, Robert
L. Sandmeyer, and Douglas E. Swanson. The Class II Directors, whose terms expire in 1999, are Arnold L. Chavkin, Macko A.E. Laqueur, and William R. Ziegler. Their positions are the ones to be filled at the Annual Meeting. The Class III Directors, whose terms expire in 2000, are Purnendu Chatterjee, Charles A. Donabedian, Paul B. Loyd, Jr., and Steven A. Webster.

Class II Director Nominees - terms would expire in 2002 if elected

   Arnold L. Chavkin, age 47, has been a director of the Company since December 1997 and was a director of R&B from August 1991 until the Merger. Mr. Chavkin has been general partner of Chase Capital Partners, a general partnership which invests in leveraged buyouts, recapitalizations, growth equities and venture situations, since January 1992, and President of Chemical Investments, Inc., an affiliate of Chase Capital Partners, since March 1991. Chase Capital Partners and Chemical Investments, Inc. are affiliates of Chase Manhattan Corporation. Chemical Investments, Inc. is a stockholder of the Company. Mr. Chavkin is a director of American Radio Systems, Bell Sports Corporation, and Wireless One, Inc.

   Macko A.E. Laqueur, age 53, has been a director of the Company since December 1997 and was a director of R&B from April 1995 until the Merger. Since 1980, Mr. Laqueur has been a senior partner and one of the two founders of Venture Capital Investors, a private investment company located in Amsterdam, The Netherlands. Mr. Laqueur holds board positions with Thermae Holding, a large resort owner and operator, and with Sanadome
Holding N.V., a medical spa facility. Mr. Laqueur and Venture Capital Investors have interests in a large number of companies involved in the offshore industry owning service, supply and heavy lift vessels. Mr. Laqueur is one of the controlling persons of Workships Intermediaries, N.V., a stockholder of the Company.

   William R. Ziegler, age 56, has been a director of the Company since December 1997 and was a director of Falcon from 1991 until the Merger. Mr. Ziegler is a partner of the law firm of Parson & Brown, LLP, which acts as counsel to the Company. Prior to joining Parson & Brown, LLP, in May 1994, Mr. Ziegler was a partner in the law firm of Whitman Breed Abbott & Morgan and a predecessor firm for more than the preceding five years, which firms acted as counsel to the Company. Mr. Ziegler is a director of Grey Wolf, Inc.; Geokinetics, Inc.; Ponder Industries, Inc.; and Flotek Industries, Inc.

   The Board of Directors recommends that the stockholders vote "FOR" the nominees listed above.

   Information with respect to directors whose terms do not expire at the Annual Meeting is presented below.

Continuing Directors - terms expire in 2000 (Class III Directors):

    Purnendu Chatterjee, age 48, has been a director of the Company since December 1997 and was a director of Falcon from 1993 until the Merger. Dr. Chatterjee is an investor in public and private companies and has been associated with the George Soros organization for more than the past five years. A corporation controlled by Dr. Chatterjee is the general partner of a limited partnership that is the Company's largest stockholder. Dr. Chatterjee is a director of Indigo N.V. and Geotek Communications, Inc.

   Charles A. Donabedian, age 56, has been a director of the Company since December 1997 and was a director of R&B from 1989 until the Merger. Since May 1992, Mr. Donabedian has been Chairman and Chief Executive Officer of both Winston Financial Incorporated which provides product development, marketing and sales consulting and services to the financial services industry and Winston Advisors, Inc. (of which Mr. Donabedian is also a director) which provides financial advice for individuals and small companies.

   Paul B. Loyd, Jr., age 52, has been a director of the Company since July 1997 and Chairman of the Board since January 6, 1998. Mr. Loyd was Chief Executive Officer and Chairman of the Board of R&B from 1991 until the Merger. Mr. Loyd has been President of Loyd & Associates, Inc., a financial consulting firm, since 1989. Mr. Loyd is a director of Wainoco Oil Corporation.

   Steven A. Webster, age 47, has been Chief Executive Officer and a director of the Company since its organization in July 1997. Mr. Webster has served as Chief Executive Officer and Chairman of the Board of Falcon since its formation in 1991. He serves as a director of Grey Wolf, Inc.; Carrizo Oil & Gas, Inc.; Ponder Industries, Inc.; Geokinetics, Inc.; and Crown Resources Corporation. Mr. Webster also serves as a trust manager of Camden Property Trust.

Continuing Directors - terms expire in 2001 (Class I Directors):

   Douglas A.P. Hamilton, age 52, has been a director of the Company since December 1997. Mr. Hamilton was a director of Falcon from 1992 until the Merger. For more than the past five years, he has been a private investor. Mr. Hamilton was one of Falcon's original investors. Mr. Hamilton is a director of Carrizo Oil & Gas, Inc.

   Michael E. Porter, age 51, has been a director of the Company since December 1997. Dr. Porter was a director of Falcon from January 1, 1997 until the Merger. Dr. Porter is the C. Roland Christensen Professor of Business Administration at the Harvard Business School, a position he has held since 1973. Dr. Porter is a director of Parametric Technology Corporation and ThermoQuest Corporation.

   Robert L. Sandmeyer, age 69, has been a director of the Company since December 1997. Dr. Sandmeyer was a director of R&B from 1988 until the Merger. Dr. Sandmeyer has been Dean Emeritus of the College of Business Administration at Oklahoma State University since 1994, and for more than five years prior to that, was Dean and Professor of Economics at such institution. Dr. Sandmeyer is the principal of SC2 International, which specializes in assisting foreign business schools in their efforts to meet international standards.

   Douglas E. Swanson, age 60 is President and Chief Executive Officer of Cliffs Drilling Company, which became a wholly-owned subsidiary of the Company on December 1, 1998. Mr. Swanson became a director on December 2, 1998 in accordance with the merger agreement pursuant to which the Company acquired all of the outstanding stock of Cliffs Drilling Company. Mr. Swanson joined Cliffs Drilling Company in 1978 as Executive Vice President and served in that office until his election as President, effective January 1, 1992. Mr. Swanson currently serves as a director of Tuboscope, Inc.

Company Board Meetings and Committees

  During 1998, the Board of Directors of the Company held ten meetings, and executed three unanimous written consents. During 1998, all directors of the Company attended at least 75% of the meetings of the Board, except for Mr. Laqueur, who attended five meetings.

   The Board has established an Audit Committee and a Compensation Committee. During 1998, Messrs. Chavkin, Hamilton and Ziegler (Chairman) served on the Audit Committee. The Audit Committee reviews the Company's internal financial reporting systems and controls with the Company's management and independent auditors. The Audit Committee would recommend resolutions for any dispute between the Company's management and its auditors, and reviews other matters relating to the relationship of the Company with its auditors. During 1998, the Audit Committee met three times (including teleconference meetings). Each member of the Audit Committee attended all meetings held by such committee during his tenure on the committee, except for Mr. Hamilton, who missed one meeting.

   During 1998, Messrs. Chatterjee, Donabedian (Chairman), Sandmeyer and Hamilton (commencing May 19, 1998) served on the Compensation Committee. The Compensation Committee makes recommendations to the Board of Directors regarding the Company's executive compensation policies, administers the Company's stock option plans, and administers the Company's pension and ERISA plans. During 1998, the Compensation Committee met fifteen times (including teleconference meetings), and each member of the Compensation Committee attended at least 75% of the meetings held by such committee during his tenure on the committee.

  The Board of Directors currently has no nominating committee or committee performing a similar function.

Compensation of Directors

   Each non-employee director of the Company is paid a fee of $9,000 per calendar quarter, plus $2,500 for each meeting attended by that director. Each director who was a member of a committee of the board received $3,000 for each committee on which he served, and $4,000 for each committee of which he was chairman. The Company reimburses its directors for travel, lodging and related expenses incurred in attending board and committee meetings. Each member of the Audit Committee receives $1,000 for each meeting of such committee attended by him in excess of four meetings during any year. Each member of the Compensation Committee receives $1,000 for each meeting of such committee attended by him in excess of four meetings during any year.

  The aggregate fees earned by each non-employee director for attendance at Board and Committee meetings during 1998 were: Dr. Chatterjee - $70,500; Mr. Chavkin - $56,500; Mr. Donabedian - $82,000; Mr. Hamilton - $67,750; Mr. Laqueur - $51,000; Dr. Porter - $56,000; Dr. Sandmeyer - $76,500; and Mr. Ziegler - $65,500. A portion of these fees were paid in 1999.

   Messrs.  Donabedian ($9,000), Sandmeyer ($3,000) and Hamilton   ($1,000)
were also paid for work performed by them in formulating proposed employment contracts for executive officers of the Company.

   The Company retained Dr. Porter to provide advice and to design and present lectures in Houston, Texas and London, England, to which the Company invited energy industry executives and analysts. Dr. Porter was paid $400,000 for these services.

   See "Compensation Committee Interlocks and Insider Participation" for a description of consulting payments made to a company affiliated with Mr. Donabedian.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the shares of Common Stock (the only class of outstanding capital stock of the Company) owned of record and beneficially as of March 24, 1999, by (i) all persons who own of record or are known by the Company to own beneficially more than 5% of the outstanding shares of such class of stock, (ii) each current director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Tables included elsewhere herein, and (iv) all directors and executive officers of the Company as a group:

                                                        Shares
                                                  Beneficially  Owned
                                            -----------------------------
                                                Number
                                                 of
Name                                            Shares         Percent(1)
----                                        -------------      ----------
Andrew Bakonyi  . . . . . . . . . . . . . .     97,899(2)         *

Purnendu Chatterjee . . . . . . . . . . . . 14,740,941(3)        7.6%
  888 Seventh Avenue
  Suite 3000
  New York, NY   10106

Arnold L. Chavkin . . . . . . . . . . . . .     28,320(4)         *

Charles A. Donabedian . . . . . . . . . . .     15,285(5)         *

Douglas A.P. Hamilton . . . . . . . . . . .    315,740            *

Macko A.E. Laqueur. . . . . . . . . . . . .    386,058(6)         *

Paul B. Loyd, Jr. . . . . . . . . . . . . .  1,364,488(7)         *

Tim W. Nagle  . . . . . . . . . . . . . . .    252,331(8)         *

Michael E. Porter . . . . . . . . . . . . .     29,750(9)         *

Robert L. Sandmeyer . . . . . . . . . . . .      9,555            *

S-C Rig Investments, L.P. . . . . . . . . . 12,749,176           6.6%
  888 Seventh Avenue, Suite 3000
  New York, NY   10106

Douglas E. Swanson  . . . . . . . . . . . .    202,335(10)        *

Steven A. Webster . . . . . . . . . . . . .  5,454,920(11)       2.8%

William R. Ziegler  . . . . . . . . . . . .  3,784,280(12)       2.0%

All Executive Officers and Directors
  as a group (18 persons) . . . . . . . . . 24,181,729(13)      12.3%
_________________
  * Less than one percent.

 (1) Based upon a total of 193,384,776 shares of Common Stock outstanding, plus, with respect to the person whose percentage is stated, any shares which such person has an option to acquire within 60 days. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

 (2) Includes vested options to acquire 97,899 shares.

 (3) Includes (i) 745,484 shares held for his account, (ii) 12,749,176 shares held by S-C Rig Investments, L.P., the sole general partner of which is S-C Rig Co., a company owned and controlled by Dr. Chatterjee,
     (iii) 250,000 shares held by the Chatterjee Charitable Foundation, of which Dr. Chatterjee is a trustee, (iv) 76,698 shares held by S-C Rig Co., (v) 742,783 shares held by Chatterjee Fund Management, L.P., a limited partnership of which Dr. Chatterjee is the sole general partner, and (vi) 176,800 shares owned by Furzedown Trading Limited.

 (4) Mr. Chavkin is President of Chemical Investments, Inc. ("Chemical"), an affiliate of Chase Capital Partners and Chase Manhattan Corporation. Chemical held 656,444 shares of Common Stock as of March 24, 1999. No beneficial ownership amount is included in the table for Mr. Chavkin with respect to Chemical's ownership of the Common Stock and beneficial ownership is disclaimed by Mr. Chavkin. Also includes vested options held by Mr. Chavkin to acquire 17,700 shares.

 (5) Includes vested options to acquire 5,900 shares.

 (6) The shares listed for Mr. Laqueur include those beneficially owned by him through his control of Workships Intermediaries N.B., a stockholder of the Company, and also include vested options to acquire 17,700 shares.

 (7) Includes (i) 1,891 shares owned by Greenwing Investments, Inc., which is controlled by Mr. Loyd and as to which Mr. Loyd may be deemed to have voting and dispositive power and (ii) vested options to acquire 1,246,121 shares.

 (8) Includes vested options to acquire 251,339 shares.

 (9) Includes 1,750 shares held by the Agnes Porter Trust.

(10) Includes 16,655 shares owned by the Cliffs Drilling 401(k) Plan for the benefit of Mr. Swanson. Includes vested options to acquire 166,600 shares. Does not include unvested options to acquire 300,000 shares.

(11) Includes (i) 885,000 shares in the name of Mr. Webster as voting trustee for Linda M. Webster, his spouse, (ii) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Webster is an officer and director and of which Linda Webster is a principal stockholder, (iv) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Webster is an officer, director and principal stockholder, (v) 70,650 shares owned by Cerrito Partners, 23,600 shares owned by Cerrito Investments Limited Partnership, 57,360 shares owned by Cerrito Investments I-A, L.P., and 11,880 shares owned by Webster Family Investors, all of which are investment partnerships of which Mr. Webster is the general partner or an officer of the general partner, and (vi) 430,147 shares issuable upon exercise of vested stock options.

(12) Includes (i) 1,838,600 shares owned by FDI Marine, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (ii) 1,089,600 shares owned by Falcon Drilling Services, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, (iii) 559,800 shares owned by NFM Gulf Enterprises, Inc., of which Mr. Ziegler is an officer, director and principal stockholder, and (iv) 63,000 shares issuable upon exercise of vested stock options.

(13) See preceding notes. Includes 102,567 shares, and options  to  acquire
     579,260 shares,  held   by executive officers who are not named in the
     foregoing tables.

                     EXECUTIVE OFFICERS OF THE COMPANY

   The following table sets forth certain information with respect to the executive officers of the Company as of March 24, 1999:

  Name                  Age           Position
  ----                  ---           --------
Paul B. Loyd, Jr.        52      Chairman of the Board
Steven A. Webster        47      Chief Executive Officer and President
Douglas E. Swanson       60      President of Cliffs Drilling Company
Andrew Bakonyi           45      President of R&B
Bernie W. Stewart        54      President of Falcon
Robert F. Fulton         47      Executive Vice President
Tim W. Nagle             48      Executive Vice President
Wayne K. Hillin          57      Senior Vice President and Co-Counsel
Leighton E. Moss         48      Senior Vice President and Co-Counsel
Charles R. Ofner         53      Vice President
_____________

   Mr. Loyd has been a director of the Company since its organization in July 1997, and has been Chairman of the Board of the Company since January 6, 1998. From 1991 until the Merger, Mr. Loyd was Chief Executive Officer and Chairman of the Board of R&B.

  Mr. Webster has been Chief Executive Officer, President and a director of the Company since its organization in July 1997. Since 1991, Mr. Webster has been Chairman of the Board and Chief Executive Officer of Falcon.

   Mr. Swanson is President and Chief Executive Officer of Cliffs Drilling Company. Mr. Swanson joined Cliffs Drilling Company in 1978 as Executive Vice President and served in that office until his election as President, effective January 1, 1992. Mr. Swanson became a director of the Company on December 2, 1998.

   Mr. Bakonyi has been President of R&B since January 1998. From December 1996 to December 1997, he was President of Reading & Bates Drilling Co. For more than five years prior to that, Mr. Bakonyi was a Vice President of Reading & Bates Drilling Co.

   Mr. Stewart has been Chief Operating Officer of Falcon since April 1, 1996 and President of Falcon since January 1998. From 1993 until joining Falcon, Mr. Stewart was Chief Operating Officer for Hornbeck Offshore Services, Inc., an offshore supply boat operator, where he was responsible for overall supervision of that company's operations. From 1986 until 1993, he was President of Western Oceanics, Inc., an offshore drilling contractor.

  Mr. Fulton has been Executive Vice President of the Company since January 1998. Mr. Fulton has been Executive Vice President of Falcon since January 1, 1995. From 1991 until joining Falcon in 1995, Mr. Fulton served as an executive officer of Chiles Offshore Corporation, most recently as Senior Vice President and Chief Financial Officer.

   Mr. Nagle has been Executive Vice President of the Company since January
1998.   Mr.  Nagle was Chief Financial Officer of R&B for  more  than  five years prior to that.

   Mr. Hillin has been Senior Vice President of the Company since January 1998. Mr. Hillin was Senior Vice President and General Counsel of R&B for more than five years prior to that.

   Mr. Moss has been Senior Vice President of the Company since January 1998. Mr. Moss has been Vice President and General Counsel of Falcon since January 1, 1996. From October 1995 until joining the Company, Mr. Moss was a member of the law firm of Gardere Wynne Sewell & Riggs, L.L.P. For five years prior to October 1995, Mr. Moss was a member of the law firm of Sewell & Riggs, P.C.

  Mr. Ofner has been Vice President of the Company since January 1998. Mr. Ofner was Vice President - Business Development of R&B for more than five years prior to that.

Employment Contracts

R&B Falcon Corporation

  Each officer of the Company may be removed from office at any time by the Board of Directors, subject to his rights under any applicable employment agreement. The Company entered into employment agreements dated March 25, 1998 with each of its executive officers except for Mr. Swanson (who is employed pursuant to a contract with Cliffs Drilling Company, as described below). The agreements provide for a three year term of employment, with an automatic one year extension implemented whenever the remaining term is two years. The contracts provide for such officers to receive a minimum annual base salary (Mr. Webster - $600,000; Mr. Loyd - $520,000; Mr. Nagle
-  $275,000; Mr. Fulton - $240,000; Mr. Bakonyi - $240,000; Mr.  Stewart  -
$240,000;  Mr.  Hillin  -  $225,000; Mr.  Ofner  -  $212,000;  Mr.  Moss  -
$180,000), and to participate in the benefit plans and programs of the Company. The base salary is subject to increase in the discretion of the Company's Board, and may be decreased by the Board as part of a Company-wide salary reduction program. Each of such agreements provides that if the officer terminates his employment for good reason or during the 180-day period following a change of control of the Company, the Company will (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid to him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination, (b) make a lump sum payment to him equal to the sum of the highest annual base salary and highest annual bonus paid to the officer during the three-year period ending on the date of termination, times 3.75 (times five in the case of Mr. Loyd and times six in the case of Mr. Webster), and (c) continue to provide certain welfare plan and other benefits for the unexpired term of the agreement.

   For purposes of the employment agreements, "good-reason" includes (i) a change in the officer's position, authority, duties or responsibilities,
(ii) changes in the office or location at which he is based without his consent (such consent not to be unreasonably withheld), and (iii) certain breaches of the agreement. A "change of control" for purposes of the agreements would occur if a person or group (other than (i) such officer,
(ii) the Company or any of its subsidiaries or affiliates, (iii) any person subject as of the date of the agreement to the reporting or filing requirements of Section 13(d) of the Exchange Act with respect to the securities of the company or any affiliates, (iv) any trustee or other fiduciary holding or owning securities under an employee benefit plan of the Company, (v) any underwriter temporarily holding or owning securities of the Company, or (vi) any corporation owned directly or indirectly by the current stockholders of the Company in substantially the same proportion as their then ownership of stock of the Company) becomes the beneficial owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities. A "change of control" for purposes of each agreement also occurs if a majority of the Company's Board of Directors ceases to be comprised of "Continuing Directors", defined as persons who were directors on March 25, 1998, or were nominated by a majority of the Board, where such majority was comprised only of Continuing Directors.

   The same benefits payable to each officer under the agreement if he terminates his employment for good reason or following a change of control would also be payable to him if the Company terminates his employment other than for cause (as defined in the agreement) or if he dies or becomes disabled under the terms of the agreement. "Cause" for purposes of the agreements includes (i) chronic alcoholism or substance abuse, (ii) a deliberate act of proven fraud by the executive having a material adverse impact on the Company, (iii) a deliberate and continuing failure by the executive to comply with laws and regulations having a material adverse impact on the Company, or (iv) conviction of the executive of a felony.

  The agreements provide that if any payment to one of the covered officers will be subject to any excise tax under Section 4999 of the Internal Revenue Code (the "Code"), a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

Cliffs Drilling Company

      On December 1, 1998, R&B Falcon Corporation acquired all of the outstanding shares of stock of Cliffs Drilling Company pursuant to an agreement (the "Cliffs Acquisition Agreement") between R&B Falcon
Corporation and Cliffs Drilling Company. Pursuant to the Cliffs Acquisition Agreement, Cliffs Drilling entered into an employment agreement with Douglas E. Swanson providing for Mr. Swanson to remain as President of Cliffs Drilling for a term of three years commencing December 1, 1998, at an annual base salary equal to his then current base salary of $450,000. In the event Mr. Swanson's employment with Cliffs Drilling is terminated other than for cause, prior to the expiration of the three year term, Mr. Swanson is entitled to a lump sum payment equal to (i) the annual base salary that would have been received for the remainder of the employment plus (ii) the highest annual bonus awarded to Mr. Swanson during the previous three year period multiplied by a fraction, the numerator of which is the number of days since the most recent bonus payment date through the date of termination plus the number of days remaining in the employment period, and the denominator of which is 365. Mr. Swanson's employment agreement further provides that if any such payment is subject to excise tax under Section 4999 of the Internal Revenue Code, a "gross up" payment will be made to place Mr. Swanson in the same net after tax position as would have been the case if no excise tax had been payable. Additionally, the Employment Agreement provides for continuation of certain benefits to Mr. Swanson from the date of termination to the end of the employment period.

     As of August 21, 1998, the date of execution of the Cliffs Acquisition Agreement, Mr. Swanson held unvested options to acquire 74,000 shares of Cliffs Drilling. All of Mr. Swanson's unvested options became fully vested upon execution of the Cliffs Acquisition Agreement. Under the Cliffs Acquisition Agreement, each unexercised option to acquire a share of Cliffs Drilling was converted to an option to acquire 1.7 shares of R&B Falcon common stock at a price per share equal to the exercise price per share for the shares of Cliffs Drilling common stock divided by 1.7

     Pursuant to the terms of the Cliffs Acquisition Agreement, on December 1, 1998, the date the acquisition of Cliffs Drilling became effective, Mr. Swanson was granted options to acquire 300,000 shares of R&B Falcon common stock at a price of $9.125 per share, which was the closing price of R&B Falcon common stock on the date of the Cliffs acquisition. These options vest over a three year period, with 50% becoming exercisable on December 1, 1999, and 25% becoming exercisable on each December 1 thereafter.

Contract Termination Payments

R&B

   At the time the Merger was agreed to (July 1997) R&B was party to employment agreements with Messrs. Loyd, Nagle, Hillin and Ofner. The agreements provided that for a continuing three-year employment period such persons would receive annual base salaries of not less than $520,000
(Loyd),   275,000   (Nagle),  $225,000  (Hillin)  and   $212,000   (Ofner),
respectively, and would participate in other benefit plans and programs of the Company. Each of such agreements provided that if the officer terminates his employment for good reason or during the 180-day period following a change of control of R&B, R&B would (a) make a lump sum payment to him of salary earned through the date of termination and a bonus based on the highest annual bonus paid him during the preceding three-year period prorated in accordance with the period in the current year prior to the termination, (b) make a lump sum payment to him of 3.75 times the sum of the highest aggregate annual base salary and annual bonus (or equal to such salary and bonus if such termination occurs after October 31, 1997) paid to the officer with respect to any one fiscal year ending within the three-year period ending on the date of termination, (c) in the case of Mr. Loyd, deliver to such executive the shares under the R&B 1992 Long-Term Incentive Plan and the R&B 1995 Long-Term Incentive Plan free of restrictions, and
(d) continue to provide certain welfare plan and other benefits for a period of three years or as long as such plan or benefits allow.

   The agreements provided that if any payment to one of the covered officers will be subject to any excise tax under Code Section 4999, a "gross-up" payment would be made to place the officer in the same net after-tax position as would have been the case if no excise tax had been payable.

  R&B terminated the employment agreements effective December 31, 1997, and in connection therewith made termination payments to Messrs. Loyd ($5,850,000), Nagle ($2,165,625), Hillin ($1,771,875) and Ofner
($1,669,500).

Cliffs Drilling

     Douglas E. Swanson has been president of Cliffs Drilling Company since 1992. Cliffs Drilling was acquired by R&B Falcon on December 1, 1998. At the time Cliffs Drilling and R&B Falcon entered into the agreement for R&B Falcon to acquire Cliffs Drilling, Cliffs Drilling and Mr. Swanson were parties to an executive agreement. Pursuant to this executive agreement, the acquisition of Cliffs Drilling by R&B Falcon would trigger the commencement of a three year employment period and the right to receive severance payments and certain other benefits following any voluntary or involuntary termination of Mr. Swanson's employment during the three year term.

      Mr. Swanson's executive agreement provided that upon termination of his employment other than for cause he would be entitled to receive a lump sum severance payment equal to all compensation and benefits he would have received for the remainder of the employment period, as though no termination had occurred. The executive agreement further provided that if any payment to Mr. Swanson was subject to excise tax under Section 4999 of the Internal Revenue Code, a gross up payment would be made to place him in the same net after tax position as would have been the case if no excise tax had been payable.

      The Cliffs Acquisition Agreement provided that Cliffs Drilling would obtain a waiver and release by Mr. Swanson of any rights under the executive agreement. As provided for in the Cliffs Acquisition Agreement, Mr. Swanson was paid $6,167,838 in consideration for the release and waiver of his rights under his executive agreement, which amount included an excise tax gross up payment of $1,667,838.

                          EXECUTIVE COMPENSATION

Compensation of Executive Officers

   The following tables set forth the compensation paid for the periods indicated to the chief executive officer and the other four most highly compensated executive officers of the Company (the "Named Officers").

                        Summary Compensation Table

                                                   Long-Term
                                                  Compensation
                                          -----------------------------
                                                               LTIP
                   Annual Compensation         Awards        Payouts($)
                  ----------------------- -----------------  ----------
                                                     Stock
                                          Restricted Option              All
                                            Stock    Grants             Other
Name and Principal      Salary   Bonus     Awards   # of            Compensation
  Position        Year   ($)     ($)(1)     ($)     Shares             ($)(2)
  --------        ---- ------- --------- ---------  -------         ------------
Paul B. Loyd, Jr. 1998 533,808       (3)      0       0          0       32,585
 Chairman of      1997 520,000 1,040,000      0       0          0    5,926,281
 the Board        1996 450,000   450,000 2,123,437    0          0       27,716

Steven A. Webster 1998 639,000       (3)      0       0          0        1,653
 Chief Executive  1997 579,191   500,000      0       0          0        3,700
 Officer          1996 350,000   300,000      0    200,000       0        1,646

Douglas E.
   Swanson(4)     1998 431,250      0         0    385,000(4)    0    6,187,576
 President of     1997 366,667   500,000      0     20,000(4) 269,325    16,574
 Cliffs Drilling  1996 295,000   130,000   254,812  56,000(4)    0       17,927
 Company

Tim W. Nagle      1998 282,302       (3)      0       0          0        8,341
 Executive Vice   1997 275,000   302,500      0       0          0    2,197,407
 President        1996 240,000   120,000      0    177,000(5)    0        4,750

Andrew Bakonyi    1998 237,273       (3)      0       0          0        7,966
 President of R&B 1997 174,173   242,000      0       0          0    1,739,530
                  1996 162,000    65,000      0       0          0         0
______________________

 (1) Represents annual bonus earned for the fiscal year noted, even if such bonus was paid in the following fiscal year.

 (2) The All Other Compensation column includes (i) 401(k) plan Company matching contributions, (ii) life insurance premiums paid by the
     Company, (iii) vacation pay, (iv) termination benefits paid to Mr. Loyd ($5,850,000), Mr. Nagle ($2,165,625), and Mr. Bakonyi
     ($1,732,500) in  1997 and  Mr.  Swanson  ($6,167,838)  in  1998,  (See
     "Contract Termination Payments" at page 13), and (v) in the case of Mr. Loyd, NOK 150,000 per annum for serving as Chairman and a member of the board of directors of Arcade Drilling AS, a majority-owned subsidiary of the Company.

 (3) As bonuses for 1998, the Company granted to Messrs. Loyd, Webster, Nagle, and Bakonyi, options to acquire shares at an exercise price of $6.25 per share, the average of the high and low prices of the Company's stock on February 11, 1999, the date of grant. The options have a ten year term and are fully vested but are not exercisable until August 11, 1999. The number of options granted were: Mr. Loyd
     - 184,121; Mr. Webster -  212,447; Mr. Nagle - 74,339; and Mr. Bakonyi
     - 90,819. The options are not transferable and do not have a readily ascertainable fair market value. Based upon an application of the Black-Scholes Model, the value of the grants on the grant date were:
     Mr. Loyd - $492,524; Mr. Webster - $568,295; Mr. Nagle - $198,856; and
     Mr. Bakonyi - $242,940. The Black-Scholes Model is a mathematical formula used to value options on stocks of publicly traded companies. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility or, if appropriate, an average of peer companies' volatility, dividend rate, exercise period of the option and interest rates. The grant date theoretical values above assume a volatility of 34.6%, a dividend yield of 0%, a 4.94% risk free rate of return and a six-year option exercise period.

 (4) Mr. Swanson has served as President of Cliffs Drilling since 1992. Cliffs Drilling became a wholly owned subsidiary of R&B Falcon Corporation on December 1, 1998. Mr. Swanson's options for 1996 and 1997 were awarded under the Cliffs Drilling Incentive Equity plan, but are expressed as the number of shares of R&B Falcon for which they became exercisable as a result of the Cliffs Drilling acquisition. Mr. Swanson's stock options for 1998 include (i) 85,000 options granted by Cliffs Drilling prior to its acquisition by R&B Falcon (expressed in shares of R&B Falcon) and (ii) 300,000 options granted by R&B Falcon under the agreement pursuant to which R&B Falcon acquired Cliffs Drilling. See "Employment Contracts - Cliffs Drilling" at page 12.

 (5) The stock options awarded in 1996 to Mr. Nagle represent stock options awarded pursuant to the R&B 1995 Long-Term Incentive Plan. As a result of the Merger, the options granted to Mr. Nagle were converted to options to acquire 177,000 shares of Common Stock of the Company at a price of $23.729 per share, and such options became fully vested.

Options Granted and Options Exercised in the Last Fiscal Year

   The following tables set forth information regarding stock options granted to and exercised by the Named Officers during 1998, as well as options held by such persons as of December 31, 1998, the last day of the Company's last fiscal year.

                     Option Grants in Last Fiscal Year

                                 % of Total                Potential Realizable
                                  Options               Values at Assumed Annual
                                  Granted                  Rates of Stock Price
                       Number of    to                        Appreciation for
                      Securities Employees                     Option Term(1)
                      Underlying    in  Exercise          ---------------------
                        Options   Fiscal  Price Expiration
  Name                  Granted    Year  ($/sh)   Date         5%        10%
  ----                  -------    ----  ------   ----         --        ---
Paul B. Loyd, Jr.  .  .       0     0      --      --           0          0

Steven A. Webster . . .       0     0      --      --           0          0

Douglas E. Swanson(2) .  85,000   16%(2) $29.71  05/12/08 $1,588,179 $4,024,758
                        300,000    1%(2) $9.125  11/30/08 $1,721,599 $4,362,870

Tim W. Nagle  . . . . .       0     0      --      --           0          0

Andrew Bakonyi  . . . .       0     0      --      --           0          0
____________________

(1) The columns present hypothetical future values of the stock obtainable upon exercise of the options net of the option's exercise price, assuming that the market price of the Company's common stock appreciates at a five and ten percent compound annual rate over the ten-year term of the options. The five and ten percent rates of stock price appreciation are presented as examples pursuant to the Proxy Rules and do not necessarily reflect management's assessment of the Company's future stock price performance. The potential realizable values presented are not intended to indicate the value of the options. The gains ultimately realized by an option holder are dependent on the actual performance of the Common Stock, and there is no assurance that the amounts set forth in this table reflect the gains, if any, that will ultimately be achieved.

(2) In May 1998, Mr. Swanson was granted options to acquire 50,000 shares of Cliffs Drilling at a price of $50.50 per share, constituting 16% of the total options granted by Cliffs Drilling to employees of Cliffs Drilling in 1998. These options were to vest 50% on May 12, 1999, 25% on May 12, 2000, and 25% on May 12, 2001. On December 1, 1998, when Cliffs Drilling was acquired by R&B Falcon, these were converted into options to acquire 85,000 shares of the Company at $29.71 per share and became fully vested. On December 1, 1998, the Company granted Mr. Swanson options to acquire 300,000 shares of the Company at $9.125 per share, constituting 1.02% of the total options granted by the Company to R&B Falcon employees in 1998. These options vest 50% on December 1, 1999 and 25% each December 1 thereafter. See "Employment Contracts - Cliffs Drilling" at page 12.

                 Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Values

                                                                     Value of
                                                Number of          Unexercised
                                           Securities Underlying      in-the-
                                            Unexercised Options  Money Options
                                                 at Fiscal         at Fiscal
                            Acquired             Year End        Year End($)(1)
                               on     Value   --------------     --------------
                            Exercise Realized Exercisable        Exercisable
Name                          (#)      ($)       /Unexercisable  /unexercisable
----                        -------- -------- -----------------  --------------
Paul B. Loyd, Jr. .. . . .     0       --    1,062,000 / 0            0 / 0

Steven  A.  Webster  . . .     0       --      217,700 / 0       323,234 / 0

Douglas E. Swanson   . . .     0       --      166,600 / 300,000      0 / 0

Tim W. Nagle . . . . . . .     0       --      177,000 / 0            0 / 0

Andrew Bakonyi . . . . . .     0       --        7,080 / 0            0 / 0
_____________

 (1) These values were computed based on the difference between the exercise price and an assumed common stock value of $7.5625 per share, which was the closing price of our common stock on the NYSE on December 31, 1998.

Compensation Committee Interlocks and Insider Participation

    The members of the Compensation Committee during 1998 were Mr. Donabedian, Dr. Chatterjee, Dr. Sandmeyer and Mr. Hamilton (since May 19,
1998). Each member of the Compensation Committee was a non-employee director. No member of the Compensation Committee was an employee or compensated officer of the Company or any of its subsidiaries. During 1998, no executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee, (ii) the board of directors of another entity, one of whose executive officers served on the Compensation Committee or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's board of directors.

   Mr. Donabedian was appointed chairman of the Company's Compensation Committee in January 1998. During 1998, a company affiliated with Mr. Donabedian provided consulting services to the Company regarding employee compensation matters and was paid an aggregate of $43,441 for these services. It is expected such company will provide similar services to the Company in 1999. It is not known what amounts will be paid by the Company for these services in 1999.

Transactions with Related Parties

    See "Compensation Committee Interlocks and Insider Participation" regarding payments made by the Company in 1998, and anticipated to be made by the Company in 1999, to an entity affiliated with Mr. Donabedian, a director of the Company. In addition, the Company engaged Dr. Porter, a director of the Company, to provide advice and to design and present two lectures during 1998 to which energy industry executives and industry analysts were invited. The Company made aggregate payments of $400,000 to Dr. Porter for these services.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following Report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

   During 1998 the Compensation Committee of the Board of Directors (the "Committee") consisted of Charles A. Donabedian, Purnendu Chatterjee, Robert L. Sandmeyer and Douglas Hamilton (since May 19, 1998).

Compensation  Philosophy and Overall Objectives of  Executive  Compensation
Programs

    It was the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate performance and increases in stockholder value. The following objectives were adopted by the Committee as guidelines for compensation decisions:

- Provide a competitive total compensation package to enable the Company to attract and retain key executives.

- Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of these objectives.

- Provide variable compensation opportunities that are directly linked with the performance of the Company.

Cash compensation

   Cash compensation includes base salary and typically includes annual incentive award programs. The base salary of each of the Company's executive officers was determined by an evaluation of the responsibilities of that position and by comparison to the average of salaries paid in the competitive market in which the Company competed for comparable executive ability and experience, both made in light of their compensation levels prior to the Merger. To assist in its deliberations, the Committee was provided a report from Towers Perrin, a recognized independent compensation consultant, setting out comparable salary and incentive compensation information for a number of representative companies in the offshore drilling industry selected by Towers Perrin.

     The Company normally pays an annual cash bonus to its executives. However, with respect to bonus awards for 1998 performance, the Committee determined it was appropriate to award bonuses in the form of stock options. This was done in part to make the executive officers' bonus compensation contingent upon increases in the Company's stock price, and in part to enhance the Company's liquidity. The options were issued February 11, 1999, and have an exercise price of $6.25 per share (which was the average of the high and low prices of the Company's stock on February 11,
1999), are fully vested, and are exercisable over a period of ten years. The stock option bonuses granted to Named Officers were: Mr. Loyd - 184,121 shares; Mr. Webster - 212,447 shares; Mr. Nagle - 74,339 shares; and Mr. Bakonyi - 90,819 shares. In addition to the options granted to the Named Officers, the Company granted an aggregate of 240,960 options to other executive officers who are not Named Officers.

Stock-Based Incentives

  The Committee believes that it is essential to align the interests of the executives and other management personnel responsible for the growth of the Company with the interest of the Company's stockholders. The Committee believes this alignment is furthered through the provision of stock-based incentives.

   During 1998, no executive officers were awarded stock options except for Mr. Swanson, who was awarded options in accordance with the terms of the merger agreement between the Company and Cliffs Drilling Company. See "Employment Contracts - Cliffs Drilling Company." However, the Committee recommended, and the Board approved awards of stock options as bonuses for 1998 performance, as described above. The Committee is evaluating the award of stock based incentives, such as restricted stock awards and stock options. Prior to the Merger, both Falcon and R&B had used stock options as part of their incentive compensation plans, and R&B had also used restricted stock awards as part of its incentive compensation plans. The Committee recommended and the Board granted both stock options and restricted stock awards during 1998 to non-executive personnel. The Company expects in the future to recommend the grant of stock options, restricted stock awards, or both, to executive officers.

Chief Executive Officer Compensation and Corporate Performance for Fiscal Year 1998

   In determining the compensation of Mr. Steven A. Webster, the Chief Executive Officer of the Company, the Committee considered anticipated operating and financial results for 1998 and the compensation received by chief executive officers of comparable companies in the drilling industry. Based on that review and assessment, the Committee recommended and Board approved (with Mr. Webster not participating), Mr. Webster's salary of $639,000 for 1998. The Board also approved a bonus to Mr. Webster for 1998 consisting of stock options, as described above.

Summary

   The Committee believes that the total compensation program for executive officers of the Company is competitive with the compensation programs provided by other corporations with which the Company competes. The Committee also believes that the stock-based incentives provide opportunities to participants that are consistent with the returns that are generated on the behalf of the Company's stockholders.

Section 162(m) of the Internal Revenue Code

  Section 162(m) of the Internal Revenue Code of 1986, as amended generally disallows a corporation's deduction for remuneration paid to its chief executive officer and its four other highest compensated officers in excess of $1,000,000 per person effective January 1, 1994. In connection with its policies relating to executive compensation, the Compensation Committee considered the implications of Section 162(m) along with the various other factors described elsewhere in this report in making its executive compensation determinations in 1998.

                                          PURNENDU CHATTERJEE
                                          CHARLES A. DONABEDIAN
                                          DOUGLAS A.P. HAMILTON
                                          ROBERT L. SANDMEYER

Performance Graph

  The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 index (the "S&P Index") and the composite peer index (the "Peer Index"), for the period January 1, 1998 (the date the Company became publicly traded) through March 31, 1999.

   The Peer Index is comprised of Atwood Oceanics, Inc.; Diamond Offshore Company; Ensco International, Inc.; Global Marine, Inc.; Marine Drilling Co., Inc.; Noble Drilling Corporation; Pride International Inc.; Rowan Companies, Inc.; and Transocean Offshore, Inc.

   Total stockholder return assumes $100 unvested at the beginning of the period in the common stock of the Company, the stocks represented in the S&P Index and the stocks represented in the Peer Index, respectively. Total return also assumes reinvestment of dividends; the Company did not pay dividends on its common stock during the period covered by the graph.

[R&B Falcon's performance graph appears here.  See table below for data.]

   Historical stock price performance should not be relied upon as indicative of future stock price performance.

  The following table shows the values that are displayed on the graph:

                 01/01/98  03/31/98  06/30/98  09/30/98  12/31/98  03/31/99
                 --------  --------  --------  --------  --------  --------
The Company        $100       $83       $64       $34       $21       $24
S&P Index          $100      $114      $118      $106      $129      $135
Peer Index         $100       $97       $76       $49       $42       $53
 (nine stocks)

Pension Plan Table

   R&B had a defined benefit pension plan prior to the Merger; Falcon did not. The Company adopted the R&B pension plan for R&B Falcon effective January 1, 1999. The following is a description of the R&B Falcon U.S. Pension Plan.

   Assuming that an employee is entitled to an annual social security benefit of $16,092 at normal retirement date and has an annual social security covered compensation amount of $31,128, the Pension Plan Table illustrates the amount of annual pension benefits payable by R&B Falcon under a Five Year Certain & Life annuity basis to a person in specified average compensation and years-of-service classifications.

                                    Years of Service
36-Month Average     -----------------------------------------------
  Remuneration          15       20        25        30        35
  ------------          --       --        --        --        --
    $50,000           11,965    15,953    19,942    23,930    27,918
    100,000           26,965    35,953    44,942    53,930    62,918
    150,000           41,965    55,953    69,942    83,930    97,918
    200,000           56,965    75,953    94,942   113,930   132,918
    250,000           71,965    95,953   119,942   143,930   167,918
    300,000           86,965   115,953   144,942   173,930   202,918
    350,000          101,965   135,953   169,942   203,930   237,918
    400,000          116,965   155,953   194,942   233,930   272,918
    450,000          131,965   175,953   219,942   263,930   307,918
    500,000          146,965   195,953   244,942   293,930   342,918

   Retirement benefits under the R&B Falcon U.S. Pension Plan ("U.S. Plan") are based on an employee's highest average monthly base compensation for 36 consecutive months of credited service, integrating a portion of the primary social security benefit payable to the employee. The benefit is based on the higher of three formulas, A, B and C, as outlined below. Formula A is based on pay, service and primary social security benefit frozen at December 31, 1988, while Formulas B and C are based on pay, service and social security covered compensation as of the date of termination of employment. Formula A is as follows: 2.75% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 20 years; plus 2% of an employee's average monthly compensation multiplied by the number of years of credited service from 21 through 25 years; plus 1.50% of an employee's average monthly compensation multiplied by the number of years of credited service from 26 through 30 years; plus 1% of an employee's average monthly compensation multiplied by the number of years of credited service from 31 through 35 years; plus .50% of an employee's average monthly compensation multiplied by the number of years of credited service from 36 through 40 years; minus 50% of an employee's primary social security benefit. Formula B is as follows: 2.4% of an employee's average monthly compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service through December 31, 1991 (up to a maximum of 35 years); plus an amount determined under Formula C based solely on the number of years credited service which accrued after December 31, 1991. Formula C is as follows: 2.0% of an employee's average monthly compensation multiplied by the number of years of credited service for the first 35 years; minus .65% of an employee's social security covered compensation multiplied by the number of years of credited service for the first 35 years. This benefit structure is the result of a plan amendment effective January 1, 1989. The formula in effect prior to this date was Formula A, based on pay, service and primary social security benefit at date of retirement. Compensation covered by the U.S. Plan consists of base wages to the maximum extent allowed under current laws but not to exceed $170,000 (or an amount equal to the difference between $200,000 for 1989 and succeeding years (as adjusted at the same time and manner provided under Code Section 415(d) and $100,000, or the maximum annual compensation limit provided for in Code Section 401(a)(17)). Messrs. Loyd, and Nagle had approximately seven and 23 years, respectively of credited service under the U.S. Plan. Mr. Bakonyi had approximately 21 total years of credited service under the U.S. and Non-U.S. Plans. These three officers will be entitled to receive the estimated annual benefits based upon their 1998 salary amounts set forth under "Salary" in the Summary Compensation Table. Messrs. Webster and Swanson did not have any credited service as of 12/31/98.

   Assuming that an employee is entitled to an annual social security benefit of $16,092 at normal retirement date and has an annual social security covered compensation amount of $31,128, the Pension Plan Table illustrates the amount of annual pension benefits payable by the Company under the U.S. Plan and the Retirement Benefit Replacement Plan (described below) under Formula C on a Five Year Certain & Life annuity basis to a person in specified average compensation and years-of-service classifications.

   The maximum pension benefit allowable under current laws for person who retired at age 65 in 1998 is $130,000. The U.S. Plan limits the annual compensation that is considered for plan purposes to $160,000 for 1998. Retirement benefits based on pay in excess of the foregoing limitations will be paid pursuant to the Reading & Bates Retirement Benefit Replacement Plan is designed to restore to affected employees the dollar amount of pension and pension-related benefits which could no longer be provided under the U.S. Plan as a result of the compensation limitation contained in the U.S. Plan and benefits payable under both the U.S. Plan and the Retirement Benefit Replacement Plan.

  Retirement benefits under the R&B Falcon Non-U.S. Pension Plan ("Non-U.S. Plan") are determined under formulas similar to those detailed above as the U.S. Plan's Formulas A and C. Formula A under the Non-U.S. Plan is identical to Formula A under the U.S. Plan except that pay, service and primary social security benefit are frozen at December 31, 1990; plus an amount determined under Formula C based solely on the number of years of credited service which accrued after December 31, 1990 is added to the benefit determined. Formula C for the Non-U.S. Plan is identical to
Formula  C  under the U.S. Plan.  Compensation covered under  the  Non-U.S.
Plan is the same as that covered by the U.S. Plan without the monetary limits. The Pension Plan Table can also be used to illustrate the amount of annual pension benefits payable by the Company under Formula C of the Non-U.S. Plan.

Section 16 Compliance

   The  Company  believes  that during 1998 all filing  requirements  under
Section 16(a) of the Securities Exchange Act of 1934 were met with respect to the Company except for the following:

   Dr. Porter, a director, was approximately one month late filing a Form 4 for September 1998, reporting the purchase of an aggregate of 4,750 shares of the Company.

                        THE EMPLOYEE PLAN PROPOSAL

       The Employee Plan is designed to help the Company attract and retain key executives and other selected employees and reward them for making major contributions to the success of the Company and its subsidiaries. These objectives are to be accomplished by making awards under the Employee Plan and thereby providing participants with a proprietary interest in the growth and performance of the Company and its subsidiaries. The Board of Directors has adopted the Employee Plan effective April 7, 1999, subject to the approval by the holders of a majority of shares of Common Stock present or represented, and entitled to vote at a meeting of the Company's stockholders. If the Employee Plan is not so approved by the stockholders of the Company prior to June 30, 1999, the Employee Plan will terminate. At March 24, 1999, there were available for awards under existing plans approximately 3,379,518 shares of Common Stock which shares will remain available for award.

       The following is a summary of the principal features of the Employee Plan. This summary is qualified in its entirety by reference to the complete text of the Employee Plan, which is set forth in Exhibit 99.A hereto.

Eligible Employees

        Employees of the Company and its subsidiaries eligible for an award under the Employee Plan are those whose performance, in the judgment of the committee administering the Employee Plan, can have a significant effect on the success of the Company and its subsidiaries.

Shares Subject to Plan

        There shall be available for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the Employee Plan an aggregate of 6,500,000 shares of Common Stock. Common Stock related to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an award are not issued to a participant, or are exchanged for awards that do not involve Common Stock, shall immediately become available for awards hereunder.

Administration of the Employee Plan

       The Employee Plan shall be administered by a committee designated by the Board of Directors to administer the Employee Plan (as used under the heading "The Employee Plan Proposal," the "Committee", which committee may be the Compensation Committee), which shall have full and exclusive power to interpret the Employee Plan, to grant waivers of the restrictions set forth in the Employee Plan and to adopt such rules, regulations and guidelines for carrying out the Employee Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Employee Plan or in any award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

        The Committee may delegate to senior officers of the Company its duties under the Employee Plan, except that the Committee may not delegate to any person the authority to grant awards to, or take other action with respect to, participants who are subject to Section 16 of the Exchange Act.

Types of Awards

       The Committee shall determine the type or types of awards to be made to each participant under the Employee Plan. Each award made thereunder shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph and may be granted singly or in combination.

Stock Option. An award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of the par value of the Common Stock, or the fair market value of the Common Stock on the date of grant of the option. A stock option may be in the form of an incentive stock option ("ISO") which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code.

Stock Appreciation Right. An award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right ("SAR") is exercised over a specified strike price as set forth in the applicable award agreement.

Stock Award. An award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

Cash Award. An award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee, and set forth in the award agreement.

Payment of Awards

       Payment of awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. With the approval of the Committee, payments may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected participants to elect to defer payments of some or all types of awards in accordance with procedures established by the Committee. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, no award of stock options shall be repriced without stockholder approval if at the effective date of such repricing the exercise price is greater than the fair market value of the stock.

        The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another award, including restricted stock, valued at fair market value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of restricted stock used as consideration therefor, shall be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

Tax Withholding

       The Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Employee Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

Amendment or Termination

        The Board of Directors may amend or terminate the Employee Plan for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.

Assignability

       No award or any other benefit under the Employee Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, an officer or director may designate a beneficiary for any award made to such officer or director.

Adjustments

        In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the Employee Plan and covered by outstanding awards denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such awards, and (iii) the appropriate fair market value and other price determinations of such awards. In the event of any consolidation or merger of the Company or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments in respect of the Plan or any outstanding awards as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event the Company is involved in a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options in connection with such transaction.

Unfunded Plan

         The Employee Plan will be unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to cash, Common Stock or rights thereto under the Employee Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Employee Plan be construed as providing for such segregation.

Federal Income Tax Consequences

        This description of certain Federal income tax consequences of options under the Employee Plan is based on Federal tax laws currently in effect and does not purport to be a complete description of such Federal tax consequences under all circumstances.

        There are no Federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or a nonqualified stock option ("NQSO"). On the exercise of an ISO, the optionee will not recognize any income and the Company will not be entitled to a deduction (although such exercise may give rise to alternative minimum tax liability for the optionee). Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain, and any loss, will be generally treated as a capital gain or loss to the optionee. If the shares are disposed of after the foregoing holding requirements are met, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

        On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

       No income will be recognized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash and the fair market value of any shares of Common Stock received pursuant to the exercise.

        A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at such time as the shares are no longer subject to a risk of forfeiture or restrictions on transfer for purposes of Section 83 of the Code. Further, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restriction on transfer) over any purchase price paid for the shares and any dividend received while the shares are subject to a substantial risk of forfeiture or restrictions will be treated as dividend income to the recipient.

        The recipient of an unrestricted stock grant generally will be subject to tax at ordinary income rates on the fair market value of nonrestricted shares of Common Stock on the date that such shares are transferred to the recipient reduced by any amount paid by the recipient, and the capital gain or loss holding period for such shares will also commence on that date.

        To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the participant performs services will be entitled to a corresponding deduction for federal income tax purposes provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is properly reported by the Company, (ii) is not an "excess parachute payment" within the meaning of Section 280G of the Code and (iii) if the $1.0 million limitation of Section 162(m) of the Code is exceeded, the compensation qualifies as "performance based" under such section.

Board Recommendation

       The Board of Directors has unanimously approved the 1999 Employee Long-Term Incentive Plan and recommends that the stockholders vote "FOR" the Employee Plan Proposal.

                        THE DIRECTOR PLAN PROPOSAL

  The Director Plan is designed to help the Company attract and retain non-employee directors by rewarding them for making major contributions to the success of the Company and its subsidiaries. The Board of Directors has adopted the Director Plan effective March 15, 1999, subject to the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company's stockholders. If the Director Plan is not so approved by the stockholders of the Company prior to June 30, 1999, the Director Plan will terminate.

   The following is a summary of the principal features of the Director Plan. This summary is qualified in its entirety by reference to the complete text of the Director Plan, which is set forth in Exhibit 99.B hereto.

General

        Only non-employee directors are eligible for awards under the Director Plan. There are currently eight non-employee directors of the Company. There shall be available for awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of the Director Plan an aggregate of 300,000 shares of Common Stock. Common Stock related to awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of stock or in a manner such that all or some of the shares covered by an award are not issued to a participant, or are exchanged for awards that do not involve Common Stock, shall immediately become available for awards hereunder. There are currently 344,400 shares available for grant under prior director long-term incentive plans.

Administration of the Director Plan

        The Director Plan shall be administered by a committee comprised of non-employee directors (as used under the heading "The Director Plan Proposal," the "Committee"), which shall have full and exclusive power to interpret the Director Plan, to grant waivers of the restrictions set forth in the Director Plan and to adopt such rules, regulations and guidelines for carrying out the Director Plan as it may deem necessary or proper. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Director Plan or in any award in the manner and to the extent the Committee deems desirable to carry it into effect.

Types of Awards

       The Committee shall determine the type or types of awards to be made to each participant under the Director Plan. Each award made thereunder shall be embodied in an award agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph and may be granted singly or in combination.

Stock Option. An award may consist of a right to purchase a specified number of shares of Common Stock at a specified price that is not less than the greater of the par value of the Common Stock, or the fair market value of the Common Stock on the date of grant of the option.

Stock Award. An award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company and its subsidiaries, achievement of specific business objectives, increases in specified indices, attaining growth rates and other comparable measurements of performance.

Payment of Awards

        Payment of awards may include such restrictions as the Committee shall determine, including in the case of Common Stock, restrictions on transfer and forfeiture provisions. Dividends or dividend equivalent rights may be extended to and made part of any award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. At the discretion of the Committee, a participant may be offered an election to substitute an award for another award or awards of the same or different type. However, no award of stock options shall be repriced without stockholder approval if at the effective date of such repricing the exercise price is greater than the fair market value of the stock.

        The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering another award, including restricted stock, valued at fair market value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or other awards to exercise a stock option as it deems appropriate. The Committee may provide for loans from the Company to permit the exercise or purchase of awards and may provide for procedures to permit the exercise or purchase of awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an award. Unless otherwise provided in the applicable award agreement, in the event shares of restricted stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of restricted stock used as consideration therefor, shall be subject to the same restrictions as the restricted stock so submitted as well as any additional restrictions that may be imposed by the Committee.

Tax Withholding

       To the extent required by applicable law, the Company shall have the right to deduct applicable taxes from any award payment and withhold, at the time of delivery or vesting of shares of Common Stock under the Director Plan, an appropriate number of shares of Common Stock for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the fair market value when the tax withholding is required to be made.

Amendment or Termination

        The non-employee members of Board of Directors may amend or terminate the Director Plan for any purpose permitted by law except that
(i) no amendment or alteration that would impair the rights of any participant under any award granted to such participant shall be made without such participant's consent and (ii) no amendment or alteration shall be effective prior to approval by the Company's stockholders to the extent stockholder approval is required by applicable legal requirements.

Assignability

       No award or any other benefit under the Director Plan constituting a stock option or other derivative security within the meaning of Rule 16b-3 shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. However, a director may designate a beneficiary for any award made to such director.

Adjustments

         In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under the Employee Plan and covered by outstanding awards denominated in Common Stock or units of Common Stock, (ii) the exercise or other price in respect of such awards and (iii) the appropriate fair market value and other price determinations of such awards. In the event of any consolidation or merger of the Company or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments in respect of the Plan or any outstanding awards as it may deem equitable, including adjustments to avoid fractional shares, to give proper effect to such event. In the event the Company is involved in a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 425(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, awards and the termination of unexercised options in connection with such transaction.

Unfunded Plan

         The Director Plan will be unfunded. Although bookkeeping accounts may be established with respect to participants who are entitled to Common Stock or rights thereto under the Director Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Stock or rights thereto, nor shall the Director Plan be construed as providing for such segregation.

Federal Income Tax Consequences

        See discussion under "Federal Income Tax Consequences" under "The Employee Plan Proposal." No option grant under the Director Plan will qualify as an ISO.

Recommendation of Board of Directors

   The Board of Directors has unanimously approved the 1999 Director Long-Term Incentive Plan and recommends that the stockholders vote "FOR" the Director Plan Proposal.

                          THE ACCOUNTANT PROPOSAL

   The Board of Directors has selected Arthur Andersen LLP, independent auditors, to audit the financial statements of the Company for the 1999 fiscal year. The nomination is being presented to the stockholders for ratification at the Annual Meeting. Arthur Andersen LLP audited the Company's financial statements for the 1998 and 1997 fiscal years and were the auditors for both Falcon and R&B for the 1996 fiscal year of each of them. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

Recommendation of Board of Directors

  The Board of Directors has unanimously approved the appointment of Arthur Andersen LLP as the Company's auditors for fiscal year 1999 and recommends that the stockholders vote "FOR" the Accountant Proposal.

               STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

   The Company's bylaws require written notice to the Company of a nomination for election as a director (other than a nomination by the Board) and of the submission of a proposal (other than a proposal by the Board) for consideration at an annual meeting of shareholders. The notice must contain certain information concerning the nominating or proposing shareholder, and the nominee or the proposal, as the case may be, and be furnished to the Company not less than 60 days or more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the applicable bylaw provisions may be obtained, without charge, upon written request to the Secretary of the company at its principal executive offices.

   In addition, any stockholder who desires to have a proposal included in the Company's proxy soliciting material related to the Company's 2000 Annual Meeting of Stockholders must so notify the Company in writing no later than December 26, 1999. Such notice must comply with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such stockholder proposals.

                          ADDITIONAL INFORMATION

   The Company undertakes to provide without charge to each recipient of this Proxy Statement, upon request of such person, a copy of the Company's annual report on Form 10-K (including the financial statements and financial statement schedules) for the year ended December 31, 1998. Such request should be made to Charles R. Ofner, Vice President, c/o R&B Falcon Corporation, 901 Threadneedle, Houston, Texas 77079. A copy of any exhibit to the annual report on Form 10-K will be furnished to any such person upon request and the payment of the Company's reasonable expenses in furnishing such exhibit.

                               OTHER MATTERS

   The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors of the Company may recommend.

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FORM OF PROXY CARD


                        R&B FALCON CORPORATION

         Proxy Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints STEVEN A. WEBSTER and ROBERT F. FULTON (with full power to act without the other and with the power to appoint his substitute) as the undersigned's proxies to vote, as specified on the reverse side hereof, all shares of Common Stock of R&B FALCON CORPORATION (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Luxury Collection Hotel - Houston, 1919 Briar Oaks Lane, Houston, Texas on Wednesday, May 19, 1999 at 9:00 a.m., local time, and at any and all adjournments thereof.

     WHEN THIS PROXY IS PROPERLY EXECUTED AND DELIVERED, AND NOT PROPERLY REVOKED, THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3 AND 4.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE


1.   ELECTION OF DIRECTORS

     [] FOR  all nominees  [] WITHHOLD         NOMINEES: Arnold L. Chavkin
        listed at right       AUTHORITY to               Macko A.E. Laqueur
        (except as            vote for all               William R. Ziegler
        indicated to the      nominees listed
        contrary below)       listed at right.

                                             The above persons have been
                                             nominated by the Company.

     (INSTRUCTION:   To  withhold  authority to  vote  for  any  individual
     nominee, write that nominee's name in the space provided below.)
     __________________________________

2. Proposal by the Company to approve the adoption of the 1999 Employee Long-Term Incentive Plan.

            []  FOR          []  AGAINST         []  ABSTAIN

3. Proposal by the Company to approve the adoption of the 1999 Director Long-Term Incentive Plan.

            []  FOR          []  AGAINST         []  ABSTAIN

4. Proposal by the Company to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1999.

            []  FOR          []  AGAINST         []  ABSTAIN

5. In their discretion, the Proxies will vote upon such other business as may properly come before the meeting and any and all adjournments thereof.

The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.

Please sign, date and return the proxy card promptly using the enclosed envelope.

Signature___________________Signature___________________ Dated: _____, 1999
     (AND TITLE, IF APPLICABLE)    (AND TITLE, IF APPLICABLE)

NOTE: Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, officer, partner or in any other similar capacity, please give full title. In the case of joint ownership, each joint owner must sign.

============================================================================